UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2023

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (800) 495-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement.

On May 4, 2023, Zynex, Inc. (the “Company”) priced a private offering of $52,500,000 in aggregate principal amount of its 5.00% Convertible Senior Notes due 2026 (the “Notes”) and entered into a purchase agreement (the “Purchase Agreement”) with the initial purchaser of the Notes, pursuant to which the Company granted the initial purchaser an option to purchase up to an additional $7,500,000 principal amount of Notes. On May 8, 2023, the initial purchaser exercised its option to purchase additional Notes in full, bringing the total aggregate principal amount of the Notes to $60,000,000. The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of May 9, 2023, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes are the Company’s senior, unsecured obligations and accrue interest payable semiannually in arrears on May 15 and November 15 each year, beginning on November 15, 2023, at a rate of 5.00% per year. The Notes will mature on May 15, 2026, unless earlier converted, redeemed or repurchased.

Prior to February 15, 2026, the Notes will be convertible at the option of the noteholders only if specific conditions are met. On or after February 15, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible at the option of the noteholders at any time regardless of these conditions. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election. The initial conversion rate is 92.8031 shares of common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $10.78 per share of common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Company may redeem for cash all, but not less than all, of the Notes, at the Company’s option, on or after May 20, 2025 and before the 41st scheduled trading day immediately preceding the maturity date, if the last reported sale price per share of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company, the approval by the Company’s stockholders of any plan or proposal for the liquidation or dissolution of the Company and certain de-listing events with respect to the Company’s common stock.

The Indenture has customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, requires a default for 30 consecutive days); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to convert a Note upon the exercise of the conversion right with respect to such Note, subject to a three business day cure period; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for money borrowed or judgments for the payment of at least $2,500,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance); and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then 100% of the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare 100% of the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of Note are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchaser in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) thereunder in transactions not involving any public offering. The Notes were resold by the initial purchaser to persons whom the initial purchaser reasonably believed are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchaser in the Purchase Agreement pursuant to which the Company sold the Notes to the initial purchaser. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 6,403,386 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 106.7231 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item. 8.01.	Other Events.

Convertible Notes Offering

On May 3, 2023, the Company issued a press release relating to the commencement of the offering of the Notes to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act (the “Notes Offering”). On May 4, 2023, the Company issued a press release relating to the pricing and upsizing of the Notes Offering from $50,000,000 to $52,500,000 aggregate principal amount of Notes.

Copies of the press releases relating to the Notes Offering are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Secondary Offering

On May 3, 2023, the Company issued a press release relating to the commencement of a secondary underwritten public offering of 2,000,000 shares of its common stock by Thomas Sandgaard, its Chief Executive Officer (the “Secondary Offering”). On May 4, 2023, the Company issued a press release relating to Mr. Sandgaard’s determination not to pursue the Secondary Offering.

Copies of the press releases relating to the Secondary Offering are filed as Exhibits 99.3 and 99.4, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

This Current Report on Form 8-K, including the exhibits attached hereto, does not constitute an offer to sell or the solicitation of an offer to buy any Company securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
4.1	Indenture, dated as of May 9, 2023, between Zynex, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of certificate representing the 5.00% Convertible Senior Notes due 2026 (included as Exhibit A to Exhibit 4.1).

99.1	Press release relating to the Convertible Notes Offering issued by Zynex, Inc. on May 3, 2023.

99.2	Press release relating to the Convertible Notes Offering issued by Zynex, Inc. on May 4, 2023.

99.3	Press release relating to the Secondary Offering issued by Zynex, Inc. on May 3, 2023.

99.4	Press release relating to the Secondary Offering issued by Zynex, Inc. on May 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 9, 2023	ZYNEX, INC.

/s/ Dan Moorhead
Dan Moorhead
Chief Financial Officer